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                                                                      EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors
and Stockholders
Pinkerton's, Inc.:



We consent to incorporation by reference in the Registration Statements on Form S-8 No. 33-68492, No. 33-41795, No. 33-36200 and No. 33-93902 of Pinkerton's,
Inc. of our reports dated February 20, 1997, relating to the consolidated balance sheets of Pinkerton's, Inc. and subsidiaries as of December 27, 1996 and December 29, 1995 and the related consolidated statements of operations, changes in stockholders' equity and cash flows and related schedule for the three years ended December 27, 1996, December 29, 1995 and December 30, 1994, which reports appear herein or are incorporated herein by reference.


                               /s/ KPMG Peat Marwick LLP



Los Angeles, California
March 14, 1997